                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this ___ day of _________, 1997, by and between Central European Distribution Corporation, Inc., a Delaware corporation (the "Company"), and William V. Carey (the "Executive").

          WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

          1.  Employment.  On the terms and conditions set forth in this
              ----------
Agreement, the Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the term set forth in Section 2 hereof and in the position and with the duties set forth in Section 3 hereof.

          2.  Term.  The employment of the Executive by the Company as provided
              ----
in Section 1 hereof shall commence on the date of the first closing of the initial public offering of common stock, par value $.01 per share (the "Common Stock"), of the Company and end three (3 ) years thereafter (the "Expiration Date").

          3.  Position and Duties.  The Executive shall serve as President and
              -------------------
chief executive officer of the Company as well as the president and chief executive officer of the Company's subsidiary, Carey-Agri International Sp. z o.o (the "Subsidiary") with such duties and responsibilities as the board of directors of the Company (the "Board") may from time to time determine and assign to the Executive. In this later position, Employee will have the titles of chairman of the management board and managing director of the Subsidiary. The Executive shall devote the Executive's reasonable best efforts and substantially full business time to the performance of the Executive's duties and the advancement of the business and affairs of the Company and the Subsidiary. Executive acknowledges that it is the intent of the Company that his primary responsibilities shall be in connection with the business of the Subsidiary.

          4.  Place of Performance.  In connection with the Executive's
              --------------------
employment by the Company, the Executive shall be based at the principal executive office of the Subsidiary, which the Company retains the right to change in its discretion, or such other place as the Company and the Executive mutually agree, except for required travel on Company business.
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          5.   Compensation.
               ------------

               5(a).   Base Salary.  The Executive shall be paid an annual
                       -----------
base salary (the "Base Salary") at the rate of $140,000 per year, $76,000 payable by the Subsidiary (of which amount $38,000 shall be paid for his services as chairman of the management board and $38,000 as the managing director of the Subsidiary) and $64,000 by the Company. If the Executive is not elected chairman of the board of directors of the Company in accordance with the by-laws of the Company, his Base Salary paid by the Company shall be increased by $10,000. The Base Salary shall be reviewed no less frequently than annually. The Base Salary shall be increased no less than $25,000 one year after the effective date of this Agreement and by another $25,000 two years after the effective date of this Agreement and may be increased further at the discretion of the Board. If the Executive's Base Salary is increased, the increased amount shall be the Base Salary for the remainder of the employment term hereunder, except that the Company may reduce the Executive's Base Salary at any time as part of a general salary reduction applied to all employees of the Company with annual salaries in excess of $60,000 (the "Senior Executive Group") in which case the Executive's reduced Base Salary shall be the Base Salary for the remainder of the employment term hereunder. Any such reduction in the Executive's Base Salary shall be no more than the lesser of the median percentage salary reduction applied to the Senior Executive Group or 20%. The Base Salary shall be payable biweekly or in such other installments as shall be consistent with the Company's payroll procedures.

               5(b).   Stock Options.  As part of the consideration for
                       -------------
entering into this Agreement and performing services hereunder, the Company grants to the Executive stock options for 25,000 shares of the Common Stock to be exercisable at the selling price to the public in the Company's initial public offering. Such options are granted under the Company's 1997 Stock Incentive Plan, and shall vest and become exercisable two years from the effective date of this Agreement. This grant shall be documented in a stock option agreement to be provided to the Executive by the Company.

               5(c).   Other Benefits.  The Executive shall be entitled to
                       --------------
receive disability salary continuation and life insurance coverage in accordance with policies in effect for senior executives of the Company. The Executive also shall be entitled to participate in such plans and to receive such bonuses, incentive compensation and fringe benefits as may be granted or established by the Company from time to time, including the use of an automobile. Nothing contained in this Agreement shall prevent the Company from changing carriers or from affecting modifications in insurance coverage for the Executive.

               5(d).   Vacation; Holidays.  The Executive shall be entitled to
                       ------------------
all public holidays observed by the Subsidiary and vacation days in accordance with

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

the applicable vacation policies for senior executives of the Company, which shall be taken at a reasonable time or times.

               5(e).   Withholding Taxes and Other Deductions.  To the extent
                       --------------------------------------
required by law, the Company and the Subsidiary shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Company or Subsidiary policy.

          6.   Expenses.  The Company and the Subsidiary shall reimburse
               --------
the Executive for all reasonable expenses incurred by the Executive (in accordance with the policies and procedures in effect for senior executives of the Company and the Subsidiary) in connection with the Executive's services under this Agreement. The Executive shall account to the Company or the Subsidiary, as the case may be, for such expenses in accordance with policies and procedures established by the Company or the Subsidiary.

          7.   Confidential Information.
               ------------------------

               7(a).   The Executive covenants and agrees that the Executive
will not ever, without the prior written consent of the Board or a person authorized by the Board, publish or disclose to any unaffiliated third party or use for the Executive's personal benefit or advantage any confidential information with respect to any of the Company's or Subsidiary's products, services, subscribers, suppliers, marketing techniques, methods or future plans disclosed to the Executive as a result of the Executive's employment with the Company, to the extent such information has heretofore remained confidential (except for unauthorized disclosures) and except as otherwise ordered by a court of competent jurisdiction.

               7(b).   The Executive acknowledges that the restrictions
contained in Section 7(a) hereof are reasonable and necessary, in view of the nature of the Company's business, in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of Section 7(a) hereof, the Company shall be entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, recovery of damages from the Executive.

               7(c).   The Executive shall deliver promptly to the Company on
termination of employment, or at any other time the Company may so request, all confidential memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's and its affiliates' businesses which the Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company or which the Executive may then possess or have under his or her control.

          8.   Non-Competition.
               ---------------

               8(a).   Non-Competition.  The Executive covenants and agrees that
                       ---------------
the Executive will not, during the Executive's employment hereunder and for a period of one (1) year thereafter (to the extent permitted by law), at any time and in any state or other jurisdiction in which the Company or Subsidiary is engaged or has reasonably firm plans to engage in business, (i) compete with the Company or Subsidiary on behalf of the Executive or any third party; (ii) participate as a director, agent, representative, stockholder or partner or have any direct or indirect financial interest in any enterprise which engages in the alcohol product distribution business or any other business in which the Company or Subsidiary is engaged; or (iii) participate as an employee or officer in any enterprise in which the Executive's responsibility relates to the alcohol product distribution business or any other business in which the Company or Subsidiary is engaged. The ownership by the Executive of less than five percent (5%) of the outstanding stock of any corporation listed on a national securities exchange conducting any such business shall not be deemed a violation of this
Section 8(a).

               8(b).   Injunctive Relief.  In the event the restrictions against
                       -----------------
engaging in a competitive activity contained in Section 8(a) hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, Section 8(a) hereof shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

               8(c).   Non-Solicitation.  The Executive covenants and agrees
                       ----------------
that the Executive will not, during the Executive's employment hereunder and for a period of one (1) year thereafter induce or attempt to induce any employee of the Company or the Subsidiary to render services for any other person, firm, or corporation.

          9.   Termination of Employment.
               -------------------------

               9(a).   Death.  The Executive's employment hereunder shall
                       -----
terminate upon the Executive's death.

               9(b).   By the Company.  The Company may terminate the
                       --------------
Executive's employment hereunder under the following circumstances:

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

               (i) If the Executive shall have been unable to perform all of the Executive's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for more than three (3) consecutive months, the Company may terminate the Executive's employment hereunder.

               (ii) The Company may terminate the Executive's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean (A) willful refusal by the Executive to follow a written order of the Chairman of the Board or the Board of Directors, (B) the Executive's willful engagement in conduct materially injurious to the Company, (C) dishonesty of a material nature that relates to the performance of the Executive's duties under this Agreement,
(D) the Executive's conviction for any felony involving moral turpitude, and (E) the Executive's continued failure to perform his duties under this Agreement (except due to the Executive's incapacity as a result of physical or mental illness) to the satisfaction of the Board of Directors of the Company for a period of at least forty-five (45) consecutive days after written notice is delivered to the Executive specifically identifying the manner in which the Executive has failed to perform his duties. In addition, the Company may terminate the Executive's employment for "Cause" if the normal business operations of the Company are rendered commercially impractical as a consequence of an act of God, accident, fire, labor controversy, riot or civil commotion, act of public enemy, law, enactment, rule, order, or any act of government or governmental instrumentality, failure of facilities, or other cause of a similar or dissimilar nature that is not reasonably within the control of the Company or which the Company could not, by reasonable diligence, have avoided.

               9(c).   By the Executive.  The Executive may terminate the
                       ----------------
Executive's employment hereunder for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (i) the Company's failure to perform or observe any of the material terms or provisions of this Agreement, and the continued failure of the Company to cure such default within thirty (30) days after written demand for performance has been given to the Company by the Executive, which demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions; or (ii) a material reduction in the scope of the Executive's responsibilities and duties.

               9(d).   Notice of Termination.  Any termination of the
                       ---------------------
Executive's employment by the Company or the Executive (other than pursuant to Section 9(a) hereof) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in

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

reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

               9(e).   Date of Termination.  For purposes of this Agreement, the
                       -------------------
"Date of Termination" shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated pursuant to Section 9(b)(i) hereof, thirty
(30) days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period; (iii) if the Executive's employment is terminated pursuant to Section 9(b)(ii) or 9(c) hereof, the date specified in the Notice of Termination; and (iv) if the Executive's employment is terminated for any other reason, the date on which Notice of Termination is given.

          10.  Compensation Upon Termination.
               -----------------------------

               10(a). If the Executive's employment is terminated by the Executive's death, the Company shall pay to the Executive's estate, or as may be directed by the legal representatives of such estate, the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c) hereof, at the time such payments are due and the Company shall have no further obligations to the Executive under this Agreement.

               10(b). During any period that the Executive fails to perform the Executive's duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive (i) the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c) hereof, at the time such payments are due; provided, that payments so made to
                                           --------
the Executive during the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company and which amounts were not previously applied to reduce any such payment and the Company shall have no further obligations to the Executive under this Agreement.

               10(c). If the Company terminates the Executive's employment for Cause as provided in Section 9(b)(ii) hereof, the Company shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c) hereof, and the Company shall have no further obligations to the Executive under this Agreement.

               10(d). If the Executive terminates the Executive's employment other than for Good Reason, the Company shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the Company pursuant to Sections 5(b) and 5(c) hereof, and the Company shall have no further obligations to the Executive under this agreement.

               10(e). If the Company terminates the Executive's employment other than for Cause, disability or death, or the Executive terminates the Executive's employment for Good Reason as provided in Section 9(c) hereof, the Company shall pay the Executive (i) the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c) hereof, at the time such payments are due; and (ii) subject to Section 10(g), the full Base Salary, bonuses and incentive compensation that would have been payable to the Executive under Sections 5(a) and 5(c) from the Date of Termination through the Expiration Date in a single lump sum payment within five (5) business days of his Date of Termination and any other amounts or benefits that would have been received under Section 5(c) hereof, at the time such amounts or benefits would otherwise have been due in accordance with the Company's normal payroll practices, and the Company shall have no further obligations to the Executive under this Agreement. For purposes of Section 10(e)(ii), the Executive will be considered to be entitled to an annual cash bonus equal to the average dollar bonus earned by the Executive during the Company's two fiscal years immediately prior to Executive's Date of Termination.

               10(f).  Parachute Limitations.  Notwithstanding any other
                       ---------------------
provision of this Agreement or of any other agreement, contract or understanding heretofore or hereafter entered into by the Executive with the Company or any subsidiary or affiliate thereof, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this
Section 10(f) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company (or any subsidiary or affiliate thereof) for the direct or indirect compensation of the Executive (including groups or classes of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Executive (a "Benefit Plan"), if the Executive is a "disqualified individual" (as defined in Section 280G(c) of the Internal Revenue Code of 1986, as amended (the "Code")), any right to receive any payment or benefit under this Agreement shall not become exercisable (i) to the extent that such right to payment or benefit, taking into account all other rights, payments or benefits to or for the Executive under this Agreement, all Other Agreements and all Benefit Plans, would cause any payment or benefit to the Executive under this Agreement to be considered a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and
                                                                         ---
(ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amount received by the Executive from the Company under this Agreement, all Other Agreements and all Benefit Plans would be less than the maximum after-tax amount that could be received by the Executive without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to payment or benefit under this Agreement, any Other Agreement or any Benefit Plan would cause the Executive to be considered to have received a Parachute Payment under this Agreement that would have the effect of decreasing the after-tax amount received by the Executive as described in clause
(ii) of the preceding sentence, then the Executive shall have the right, in the Executive's sole discretion, to designate those rights, payments or benefits under this Agreement, any Other Agreements and any Benefit Plans that should be reduced or eliminated so as to avoid having the payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment.

               10(g).  Mitigation.  The Executive shall not be required to
                       ----------
mitigate amounts payable pursuant to Section 10 hereof by seeking other employment provided, however, that any sums earned by the Executive pursuant to
           -----------------
any subsequent employment shall be offset against any remaining obligation the Company may have to pay by virtue of termination under this Agreement and, further provided that, the Company's obligation to continue to provide the Executive with fringe benefits pursuant to Section 10(e), above, shall cease if the Executive becomes eligible to participate in fringe benefits substantially similar to those provided for in this Agreement as a result of the Executive's employment during the period that the Executive is entitled to such fringe benefits.

          11.  Notices.  All notices, demands, requests or other communications
               -------
required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          (a)  If to the Company:

               Central European Distribution Corporation
               211 North Union Street, #110
               Alexandria, Virginia 22314
               Telecopier: 703-683-4707
               Attention:  William V. Carey
                           President

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

          (b)  If to the Executive:

               William V. Carey
               1602 Cottagewood Drive
               Brandon, Florida 33511
               Telecopier:  813-689-5472

or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the answer back or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

          12.  Severability.  The invalidity or unenforceability of any one
               ------------
or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

          13.  Survival.  It is the express intention and agreement of the
               --------
parties hereto that the provisions of Sections 7 and 8 hereof shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

          14.  Assignment.  The rights and obligations of the parties to
               ----------
this Agreement shall not be assignable, except that the rights and obligations of the Company hereunder shall be assignable in connection with any subsequent merger, consolidation, sale of all substantially all of the assets of the Company or similar reorganization of a successor corporation.

          15.  Binding Effect.  Subject to any provisions hereof
               --------------
restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

          16.  Amendment; Waiver.  This Agreement shall not be amended,
               -----------------
altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

          17.  Headings.  Section and subsection headings contained in this
               --------
Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          18.  Governing Law.  This Agreement, the rights and obligations
               -------------
of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (but not including the choice of law rules thereof).

          19.  Action of Behalf of the Subsidiary.  The Company is
               ----------------------------------
executing this Agreement also on behalf of its Subsidiary and agrees to cause the Subsidiary to fulfill its obligations hereunder, though the appointment and removal, if necessary, of members of the management board of the Subsidiary.

          20.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

          21.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove written.


                              CENTRAL EUROPEAN DISTRIBUTION
                              CORPORATION



                              By:
                                 --------------------------------
                                 Name:  Jeffery Peterson
                                 Title:  Vice Chairman


                              THE EXECUTIVE:


                              -----------------------------------
                              William V. Carey